July 9, 2012

Motricity, Inc.

601 108th Avenue NE

Suite 900

Bellevue WA 98004

RE:	Registration Statement on Form S-3, as amended on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Motricity, Inc. (“Motricity”), a Delaware corporation, in connection with the distribution of rights to subscribe for Motricity common stock warrants and Motricity Series J preferred stock (the “Rights”), as discussed in the registration statement on Form S-3, as amended on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”).

We have reviewed the Registration Statement and such other instruments, documents, certifications and representations as we have deemed necessary or appropriate. In our examination, we have assumed, with your consent, the following:

•	The documents shown to us are true, correct and complete and we have been shown all modifications thereto;

•	The documents shown to us in proposed or draft form will be executed in substantially the same form as the documents we have reviewed;

•

All facts and other information, in the documents referred to above, concerning the Rights were initially and are currently true, correct and complete and will continue to be true, correct and complete through the closing of the Rights offering; and

•

The transactions contemplated by the Registration Statement will be consummated in accordance therewith and as described therein (and that no transaction or condition described therein and affecting this opinion will be waived or modified in any respect).

Our opinion assumes and is expressly conditioned on, among other things, the accuracy and completeness of the facts and other information set forth in the documents and representations referred to above. We have also made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below.

Our opinion is based upon the relevant provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, case law and such other authorities as we have considered relevant, each as in effect on the date hereof. These authorities are subject to change at any time, in some circumstances with retroactive effect, and we can provide no assurance as to the effect that any change may have on this opinion.

Based on and subject to the foregoing, and subject to the limitations set forth in the Registration Statement, we confirm that all statements of legal conclusions contained under the heading “Material U.S. Federal Income Tax Consequences” in the Registration Statement, unless otherwise noted, are our opinion with respect to the matters set forth therein. In addition, we are of the opinion that the discussion under the heading “Material U.S. Federal Income Tax Consequences” with respect to those matters to which no legal conclusions are provided are materially accurate discussions of such U.S.

federal income tax matters (except for the representations and statements of fact by Motricity, Inc., as to which we express no opinion).

We express no opinion as to any U.S. federal income tax consequences of the Rights offering other than the opinion set forth above. We also express no opinion with respect to the tax consequences of the Rights offering under any state, local or non-U.S. tax law. An opinion of counsel is not binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or a court would not take a contrary position with respect to our opinion.

We consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement, to the inclusion of our opinion set forth in the section of the prospectus titled “Material U.S. Federal Income Tax Consequences” contained in the Registration Statement and to the references to our firm therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

This opinion is limited to the matters expressly stated herein. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we expressly disclaim any obligation to advise you of any subsequent changes in the facts stated or assumed herein or of any future changes in applicable laws.

Very truly yours,

/s/ Brown Rudnick LLP

BROWN RUDNICK LLP